Exhibit 99.2

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

September 30, 2025 and September 30, 2024

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Contents

CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)	3

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)	4

CONDENSED COMBINED BALANCE SHEET (UNAUDITED)	5

CONDENSED COMBINED STATEMENT OF CASH FLOW (UNAUDITED)	6

CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)	7

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	8

NOTE 2. GOODWILL AND OTHER INTANGIBLE ASSETS	9

NOTE 3. SUPPLEMENTAL BALANCE SHEET AND CASH FLOW INFORMATION	10

NOTE 4. PENSION AND POSTRETIREMENT BENEFIT PLANS	10

NOTE 5. FAIR VALUE MEASUREMENTS AND DERIVATIVES	11

NOTE 6. COMMITMENTS AND CONTINGENCIES	12

NOTE 7. RELATED PARTY TRANSACTIONS	12

NOTE 8. WARRANTY OBLIGATIONS	14

NOTE 9. INCOME TAXES	14

NOTE 10. OTHER INCOME, NET	15

NOTE 11. REVENUE FROM CONTRACTS WITH CUSTOMERS	15

NOTE 12. SUBSEQUENT EVENTS	16

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Condensed Combined Statement of Operations (Unaudited)

	Nine Months Ended September 30,

	2025	2024
Net sales - External	$1,854	$2,054
Net sales - Related party	35	49

Net sales	1,889	2,103
Costs and expenses
Cost of sales - External	1,558	1,700
Cost of sales - Related party	26	31

Cost of sales	1,584	1,731
Selling, general and administrative expenses	109	110
Amortization of intangibles	4	4
Restructuring charges, net	3	6
Interest
Interest income - External	4	3
Interest income - Related party	6	7

Interest income	10	10
Interest expense - External	1	—
Interest expense - Related party	19	19

Interest expense	20	19
Other income, net	21	12

Income before income taxes	200	255
Income tax expense	36	84

Net income	$164	$171

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Condensed Combined Statement of Comprehensive Income (Unaudited)

	Nine Months Ended September 30,

	2025	2024
Net income	$164	$171
Other comprehensive income (loss), net of tax
Currency translation adjustments	—	(9)
Hedging losses	(1)	(1)
Defined benefit plans	1	1

Total comprehensive income	$164	$162

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Condensed Combined Balance Sheet (Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$60	$128
Accounts receivable
Trade, less allowance for doubtful accounts of $3 million in 2025 and $ 4 million in 2024	385	305
Related party receivables	12	16
Other	36	39
Inventories	546	503
Due from Parent, short term	464	392
Other current assets	82	61

Total current assets	1,585	1,444
Goodwill	186	176
Intangibles	70	70
Deferred tax assets	85	50
Other noncurrent assets	46	71
Due from Parent	—	19
Operating lease assets	42	35
Property, plant and equipment, net	434	383

Total assets	$2,448	$2,248

Liabilities and equity
Current liabilities
Current debt obligations	$2	$1
Accounts payable	432	403
Accounts payable – Related party	50	52
Accrued payroll and employee benefits	84	63
Income taxes payable	83	82
Non-income taxes payable	28	32
Due to Parent, short term	51	79
Customer advances	34	19
Warranties	21	22
Other accrued liabilities	80	76

Total current liabilities	865	829
Due to parent	659	581
Noncurrent operating lease liabilities	33	26
Pension and postretirement obligations	119	111
Deferred income taxes	22	31
Other noncurrent liabilities	146	139

Total liabilities	1,844	1,717

Commitments and contingencies (Note 6)
Equity
Net parent investment	822	749
Accumulated other comprehensive loss	(218)	(218)

Total equity	604	531

Total liabilities and equity	$2,448	$2,248

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Condensed Combined Statement of Cash Flow (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$164	$171
Depreciation	47	50
Amortization	6	5
Stock compensation expense	1	1
(Gain) Loss on disposal	(3)	6
Pension expense, net	(1)	(3)
Change in working capital	(146)	(33)
Change in other noncurrent assets and liabilities	(11)	(46)

Net cash provided by operating activities	57	151

Investing activities
Purchases of property, plant and equipment	(33)	(31)
Proceeds on settlement of undesignated hedging	2	—
Collection on notes receivable from parent	10	—
Proceeds from sale of property, plant and equipment	3	4
Issuance of notes receivable to parent	(10)	(6)

Net cash used in investing activities	(28)	(33)

Financing activities
Repayments of long-term debt	—	(25)
Net transfers to parent	(92)	(56)

Net cash used in financing activities	(92)	(81)

Effect of exchange rate changes on cash balances	(4)	(3)

Net (decrease) increase in cash, cash equivalents and restricted cash	(67)	34
Cash, cash equivalents and restricted cash - beginning of period	130	84

Cash, cash equivalents and restricted cash - end of period	$63	$118

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Condensed Combined Statement of Changes in Equity (Unaudited)

2025	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Equity
Balance, December 31, 2024	$749	$(218)	$531
Net income	164	—	164
Other comprehensive income (loss), net of tax	—	—	—
Net transfers to/from parent	(91)	—	(91)

Balance, September 30, 2025	$822	$(218)	$604

2024	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Equity
Balance, December 31, 2023	$600	$(193)	$407
Net income	171	—	171
Other comprehensive income (loss), net of tax	—	(9)	(9)
Net transfers to/from parent	(55)	—	(55)

Balance, September 30, 2024	$716	$(202)	$514

The accompanying notes are an integral part of the unaudited condensed combined financial statements.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Note 1. Organization and Summary of Significant Accounting Policies

Description of Business

The accompanying condensed combined financial statements and notes present the condensed combined statement of operations, comprehensive income, balance sheet, cash flows, and changes in equity of the Off-Highway business (“Off-Highway”, “the Company”, “we”, “us”, “our”) of Dana Incorporated (“Dana” or “Parent”).

The Off-Highway business offers a wide variety of drivetrain and motion system solutions in the construction, agriculture, material handling, mining, forestry, and industrial sectors. The terms “we,” “our” and “us,” when used in this report are references to the Off-Highway business.

In June 2025, Dana entered into a definitive agreement to sell Off-Highway. The transaction is currently expected to close during the fourth quarter of 2025, subject to satisfaction of regulatory approvals and other customary conditions. Until the sale occurs, Off-Highway continues to remain owned by Dana.

At closing of the transaction, Dana will enter into a transition services agreement, engineering services agreement, intellectual property and trademark license agreements, and certain supply agreements with Allison Transmission Holdings, Inc. (“Allison” or “Buyer”). Services to be provided by Dana under the transition services agreement include finance, information technology, human resources and certain other administrative services for periods up to 24 months.

Summary of Significant Accounting Policies

Basis of Presentation — These unaudited condensed combined financial statements have been derived from the consolidated financial statements and accounting records of Dana Incorporated. These condensed combined financial statements reflect the condensed combined historical results of operations, financial position and cash flows of the Company for the periods presented as historically managed within Dana. The Company’s condensed combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial information included herein should be read in conjunction with the combined financial statements for the year ended December 31, 2024. The condensed combined financial statements do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a standalone company during the periods presented. In the opinion of the Company, the accompanying condensed combined financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary for a fair statement of its condensed financial position as of September 30, 2025, and its results of operations and cash flows for the nine months ended September 30, 2025 and 2024. The condensed combined balance sheet as of December 31, 2024, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

The condensed combined statement of operations includes all revenues and costs directly attributable to the Company’s business. The condensed combined statement of operations also include costs for certain centralized functions and programs provided and administered by Dana that are allocated to the Company. These centralized functions and programs include, but are not limited to, executive management, research and development, sales and marketing, information technology, human resources, finance, accounting, legal, supply chain and insurance.

These expenses were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional net revenues or headcount or other reasonable driver, as applicable. The Company considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to, or the benefit received by, the Company during the periods presented. However, the allocations may not reflect the expenses the Company would have incurred as an independent company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as information technology and infrastructure.

Dana utilizes a centralized approach to cash management and financing of its operations. The cash held by Dana, in a centralized cash pool, at the corporate level is not specifically identifiable to the Company and therefore has not been reflected in the Company’s condensed combined balance sheet. Payables or receivables due from or to Dana reflecting the Company’s position in the cash pool have been reflected in the condensed combined balance sheets. Cash pooling is available in most countries where the Company does business. Interest rates for the cash pooling arrangement are based upon base currencies rates risk adjusted as appropriate for lending or deposits; with interest accruing on a daily basis. Cash in the condensed combined balance sheet represents cash directly identifiable to the Company and its operations.

The condensed combined financial statements include certain assets and liabilities that have historically been held at the Dana corporate level but are specifically identifiable or otherwise attributable to the Company. There is a portion of Dana’s third-party debt associated with an acquisition that has been attributed to the Company for the periods included in these financial statements. As the Company is the legal obligor, these debts and related interest expense are reflected in the condensed combined financial statements. The interest expense related to finance leases is recognized in the condensed combined statement of operations.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Net parent investment reflected in the condensed combined balance sheets represents Dana’s historical investment in the Company, the accumulated net earnings after taxes and the net effect of the allocations to/from and transactions with Dana.

All intracompany transactions have been eliminated. All transactions between the Company and Dana have been included in these condensed combined financial statements. For those transactions between the Company and Dana that generated balances that are supported by written agreements, expected to be settled in cash prior to a transaction with the Buyer, or are historically cash settled, the Company has reflected such balances in the condensed combined balance sheet as due from related parties or due to related parties. The aggregate net effect of all other transactions between the Company and Dana has been reflected in the condensed combined balance sheet as net parent investment and in the condensed combined statement of cash flows as net transfers to Parent. Refer to Note 7, “Related Party Transactions”, for further information.

Interest income and Interest expense — Interest income and expense arises from related party notes receivable or payable with Dana. Refer to Note 7. “Related Party Transactions”, for a listing of related party notes with Parent, and their associated interest rates. Additionally, income and expense arises from interest accruing on net cash pool balances with lending institutions that support Dana’s cash pooling function, and with other Dana participants in the cash pool.

Recently adopted accounting pronouncements

We did not adopt any new accounting pronouncements during the nine months ended September 30, 2025.

Recently issued accounting pronouncements

In September 2025, Financial Accounting Standards Board (FASB) issued ASU 2025-06, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which eliminates the sequential software development-stage model and requires capitalization when management authorizes and commits to funding a software project and determines it is probable of completion. In evaluating whether it is probable the project will be completed, management is required to consider whether there is significant uncertainty associated with the development activities of the software. The guidance is effective for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods, with early adoption permitted. We are currently evaluating the impact of the guidance on the financial statements and related disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which introduces a practical expedient that allows entities to assume conditions existing at the balance-sheet date will remain constant over the remaining life of current accounts receivable and contract assets arising from revenue transactions. The guidance is effective prospectively for annual reporting periods beginning after December 15, 2025, including interim periods within those annual reporting periods, with early adoption permitted. We do not expect this guidance to have a material impact on our financial statements and related disclosures.

In November 2024, the Financial Accounting Standards Board (FASB) issued ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40), which requires public entities to disclose detailed components of income statement expenses, such as inventory purchases, employee compensation, depreciation and amortization within relevant expense captions. Companies are also required to explain amounts not disaggregated and define and disclose total selling expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. We are currently evaluating the impact of the guidance on our financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures. This guidance requires disaggregated income tax disclosures on the rate reconciliation and income taxes paid. The guidance becomes effective for annual periods beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact of the guidance on our financial statement disclosures.

Note 2. Goodwill and Other Intangible Assets

Change in the carrying amount of goodwill -

Total
Balance, December 31, 2024	$176
Currency impact	10

Balance, September 30, 2025	$186

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Components of other intangible assets -

		September 30, 2025			December 31, 2024
	Weighted Average Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets
Core technology	7	$12	$(11)	$1	$12	$(9)	$3
Trademarks and trade names	13	21	(13)	8	20	(11)	9
Customer relationships	14	52	(27)	25	50	(24)	26
Non-amortizable intangible assets
Trademarks and trade names		36	—	36	32	—	32

		$121	$(51)	$70	$114	$(44)	$70

Fully amortized intangible assets are written off and have been excluded from the table above. Amortization expense related to intangible assets was $6 and $5 for the nine months ended September 30, 2025 and September 30, 2024.

Note 3. Supplemental Balance Sheet and Cash Flow Information

Cash, cash equivalents and restricted cash -

	September 30, 2025	December 31, 2024	September 30, 2024	December 31, 2023
Cash and cash equivalents	$60	$128	$116	$82
Restricted cash included in other current assets	3	2	2	2

Total cash, cash equivalents and restricted cash	$63	$130	$118	$84

Inventory components -
	September 30, 2025	December 31, 2024
Raw Materials	$196	$173
Work in process and finished goods	350	330

Total	$546	$503

Note 4. Pension and Postretirement Benefit Plans

Shared plans whose participants include both Company employees and other employees of Parent are accounted for as multiemployer benefit plans and the related net benefit plan obligations are not included in the Company’s condensed combined balance sheet. The Company recorded expense of $6 and $6 through the nine months ended September 30, 2025 and September 30, 2024, respectively, relating to the Company’s participation in Dana sponsored plans.

The Company sponsors various defined benefit, qualified and non-qualified pension plans covering eligible employees. Other post-retirement benefits (OPEB), including medical and life insurance, are provided for certain employees upon retirement. All tables noted below specifically relate to Off-Highway sponsored plans.

Components of net periodic benefit cost (credit) -

	Pension Benefits
	2025		2024
Nine Months Ended September 30,	U.S.	Non-U.S.	U.S.	Non-U.S.
Interest cost	$1	$2	$1	$2
Expected return on plan assets	(4)	(1)	(5)	(1)
Service cost	—	2	—	2

Net periodic benefit cost (credit)	$(3)	$3	$(4)	$3

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Our U.S. defined benefit pension plan is frozen, and no additional service cost is being accrued. The service cost component for international plans is included in cost of sales and selling, general and administrative expenses. Other components of net periodic benefit cost (credit) are included in other income, net in our condensed combined statement of operations. Actuarial gains and losses resulting from plan remeasurement are recognized in AOCL in the period of remeasurement. We use the corridor approach for purposes of systematically amortizing deferred gains or losses as a component of net periodic benefit cost into the income statement in future reporting periods. The amortization period used is generally the average remaining service period of active participants in the plan unless almost all of the plan’s participants are inactive, in which case we use the average remaining life expectancy of the inactive participants.

The Company also sponsors various defined contribution plans that cover the majority of our employees. Under the terms of the qualified defined contribution retirement plans, employee and employer contributions may be directed into a number of diverse investments. None of these qualified defined contribution plans allow direct investment in Dana’s stock. Defined contribution expense was $2 and $3 during the nine months ended September 30, 2025 and September 30, 2024, respectively.

Note 5. Fair Value Measurements and Derivatives

In measuring the fair value of our assets and liabilities, we use market data or assumptions that we believe market participants would use in pricing an asset or liability including assumptions about risk when appropriate. Our valuation techniques include a combination of observable and unobservable inputs.

Fair value measurements on a recurring basis — Assets and liabilities that are carried in our condensed combined balance sheet at fair value are as follows: cash flow hedges had no balance at September 30, 2025 and $2 at December 31, 2024, respectively. These cash flow hedges were Fair Value Level 2 assets and liabilities, and were included within accounts receivable – other and cash flow hedges in other accrued liabilities.

Fair value of financial instruments — There are no significant financial instruments that are not carried in our condensed combined balance sheet at fair value at September 30, 2025 and December 31, 2024.

Foreign currency derivatives — Our foreign currency derivatives include forward contracts associated with forecasted transactions, primarily involving the purchases and sales of inventory through the next fifteen months, as well as currency swaps associated with certain recorded external notes payable and intercompany loans receivable and payable. Periodically, our foreign currency derivatives also include net investment hedges of certain of our investments in foreign operations.

The total notional amount of outstanding foreign currency forward contracts, involving the exchange of various currencies, was $26 at September 30, 2025 and $184 at December 31, 2024.

The following currency derivatives were outstanding at September 30, 2025:

		Notional Amount (U.S. Dollar Equivalent)
Functional Currency	Traded Currency	Designated	Undesignated	Total	Maturity
U.S. dollar	Mexican peso	$—	$3	$3	Oct -2025
Euro	U.S. dollar, Australian dollar, Chinese renminbi, Hungarian forint, Indian rupee, Norwegian krone, South African rand, British pound	2	20	22	Dec -2025
Norwegian krona	euro	—	1	1	Oct -2025

Total forward contracts		$2	$24	$26

Designated cash flow hedges — With respect to contracts designated as cash flow hedges, changes in fair value during the period in which the contracts remain outstanding are reported in OCL to the extent such contracts remain effective. Effectiveness is measured by using regression analysis to determine the degree of correlation between the change in the fair value of the derivative instrument and the change in the associated foreign currency exchange rates. Changes in fair value of contracts not designated as cash flow hedges or as net investment hedges are recognized in other income, net in the period in which the changes occur. Realized gains and losses from currency-related forward contracts associated with forecasted transactions or from other derivative instruments, including those that have been designated as cash flow hedges and those that have not been designated, are recognized in the same line item in the condensed combined statement of operations in which the underlying forecasted transaction or other hedged item is recorded. Accordingly, amounts are potentially recorded in sales, cost of sales or, in certain circumstances, other income, net.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

The Company does not have any significant deferred gains (losses) reported in AOCL nor amounts expected to be reclassified to income in one year or less.

The following table provides a summary of the location and amount of gains or losses recognized in the condensed combined statement of operations associated with cash flow hedging relationships.

	Nine Months Ended September 30,
Derivatives Designated as Cash Flow Hedges	2025	2024
Total amounts of income and expense line items presented in the condensed combined statement of operations in which the effects of cash flow hedges are recorded
Net sales	$1,889	$2,103
Cost of sales	1,584	1,731
Other income, net	21	12
(Gain) or loss on cash flow hedging relationships
Foreign currency forwards
Amount of (gain) loss reclassified from AOCI into income
Cost of sales	(3)	—
Other income, net	1	(1)

Certain of our hedges of forecasted transactions have not formally been designated as cash flow hedges. As undesignated forward contracts, the changes in the fair value of such contracts are included in earnings for the duration of the outstanding forward contract. Any realized gain or loss on the settlement of such contracts is recognized in the same period and in the same line item in the condensed combined statement of operations as the underlying transaction. The Company did not have a significant amount of gains or losses recognized in the condensed combined statement of operations associated with undesignated hedging relationships.

Net investment hedges — We periodically designate derivative contracts or underlying non-derivative financial instruments as net investment hedges. With respect to contracts designated as net investment hedges, we apply the forward method, but for non-derivative financial instruments designated as net investment hedges, we apply the spot method. Under both methods, we report changes in fair value in the CTA component of OCL during the period in which the contracts remain outstanding to the extent such contracts and non-derivative financial instruments remain effective. During the second quarter of 2024, we entered into foreign currency forwards with a notional value of $100 that we designated as a net investment hedge of the foreign currency exposure related to a China renminbi denominated subsidiary. These forwards matured in September 2025.

Note 6. Commitments and Contingencies

Environmental liabilities — Accrued environmental liabilities were $1 at September 30, 2025 and $1 at December 31, 2024. We consider the most probable method of remediation, current laws and regulations and existing technology in estimating our environmental liabilities.

The Company is subject to various pending or threatened legal proceedings arising out of the normal course of business or operations. In view of the inherent difficulty of predicting the outcome of such matters, we cannot state what the eventual outcome of these matters will be. However, based on current knowledge and after consultation with legal counsel, we believe that any liabilities that may result from these proceedings will not have a material adverse effect on our liquidity, financial condition or results of operations.

Note 7. Related Party Transactions

The condensed combined financial statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Dana. The following discussion summarizes activity between the Company and Dana (and its affiliates that are not included within the condensed combined financial statements).

Allocation of General Corporate and Other Expenses

The condensed combined statement of operations include expenses for certain centralized functions and other programs provided and administered by Dana, as described in Note 1, “Organization and Summary of Significant Accounting Policies”. The costs of these services allocated to the Company are reported within cost of sales, general and administrative expenses in the condensed combined statement of operations for the nine months ended September 30, 2025 and September 30, 2024. For the respective nine months ended September 30, 2025 and September 30, 2024, these amounts include $59 and $63 of general corporate expenses for each period, of which $24 and $22 resided within cost of sales, $34 and $40 resided in selling, general and administrative expenses and $1 and $1 resided in restructuring expenses.

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Related Party Sales and Purchases:

For the nine months ended September 30, 2025 and September 30, 2024, the Company sold products to other Dana businesses in the amount of $35 and $49, respectively, which is included in net sales in the condensed combined statement of operations and purchased products from other Dana businesses in the amount of $54 and $65, respectively. In addition to the purchases of products from other Dana businesses, the Company is invoiced by Dana for certain centralized functions and programs including, but not limited to, engineering services including research and development, sales and marketing, information technology, human resources, finance, accounting, legal, supply chain, and insurance. The Company may also at times acquire machinery and equipment from other Dana businesses when that equipment is no longer needed at the Dana location and can be redeployed at a Company facility. Purchases of used machinery and equipment are invoiced to the Company based on the estimated fair value of the used equipment.

The Business engages with Parent in various selling, purchasing, and financing arrangements. This is inclusive of commercial receivables and payables that are trade in nature, intercompany notes, as well as cash pooling arrangements, which are a part of the centralized treasury strategy.

Aggregated amounts due from Parent as reflected in the condensed combined balance sheet consists of the following:

	September 30, 2025	December 31, 2024
Related party receivables	$12	$16
Due from Parent, short term
Cash pooling receivables from parent	440	387
Notes receivable from Parent	20	—
Interest on cash pooling receivables from Parent	4	5
Due from Parent
Notes receivable from Parent	—	19

Total	$476	$427

Aggregated amounts due to Parent as reflected in the condensed combined balance sheet consists of the following:

	September 30, 2025	December 31, 2024
Accounts payable – Related party	$50	$52
Due to Parent, short term
Cash pooling payables to Parent	6	43
Notes payable to Parent	38	33
Interest payable to Parent	6	2
Interest on cash pooling payables to parent	1	1
Due to Parent
Notes payable to Parent	659	581

Total	$760	$712

Net transfers to Parent are included within Net Parent Investment on the condensed combined statement of changes in equity. The components of the transfers to Parent are as follows:

	Nine Months Ended September 30,
	2025	2024
General financing activities	$(151)	$(119)
Corporate allocations	59	63
Stock-based compensation	1	1

Total net transfers to Parent	$(91)	$(55)

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

The Company had outstanding related party notes receivable from Parent, due as follows:

Long term notes receivables:
	Interest rate	September 30, 2025	December 31, 2024
Notes due from Parent, May 31, 2028	9.500%	$—	$10
Notes due from Parent, November 22, 2029	0.000%	—	9

Notes receivable from Parent		$—	$19

The carrying value of the related party long-term notes payable consists of the following:

	Interest rate	September 30, 2025	December 31, 2024
Notes due October 31, 2025	0.500%	$38	$33
Notes due June 29, 2027	3.350%	493	434
Notes due November 15, 2027	4.230%	75	66
Notes due September 10, 2028	4.250%	23	21
Notes due January 10, 2029	5.400%	40	35
Notes due May 30, 2029	4.900%	28	25

		697	614
Less: Current portion of long-term notes		38	33

Long-term notes due to parent, less current portion		$659	$581

Note 8. Warranty Obligations

We record a liability for estimated warranty obligations at the dates our products are sold. We record the liability based on our estimate of costs to settle future claims. Adjustments to our estimated costs at the time of sale are made as claim experience and other new information becomes available. Obligations for service campaigns and other occurrences are recognized as adjustments to prior estimates when the obligation is probable and can be reasonably estimated.

Changes in warranty liabilities:	Nine Months Ended September 30,
	2025	2024
Balance, beginning of period	$34	$30
Amounts accrued for current period sales	9	7
Adjustments of prior estimates	(2)	1
Settlements of warranty claims	(8)	(9)

Balance, end of period	$33	$29

The non-current portion of the warranty liability was $12 and $14, within other non-current liabilities, at September 30, 2025 and at September 30, 2024, respectively.

Note 9. Income Taxes

We reported income tax expense of $36 and $84 for the respective year-to-date periods of 2025 and 2024. Our effective tax rates were 18% and 33% for the nine months ended September 30, 2025 and 2024, respectively. During the first nine months of 2025, we recorded a tax benefit of $(19) due to a basis difference in a foreign subsidiary as a result of a change in tax status. During first nine months of 2024, we recorded tax expense of $11 due to revisions in our assertions on unremitted earnings in foreign jurisdictions. Our effective income tax rates vary from the U.S. federal statutory rate of 21% due to the establishment, release, and adjustment of valuation allowances in several countries, non-deductible expenses and deemed income, local tax incentives in several countries outside the U.S., different statutory tax rates outside the U.S. and withholding taxes related to repatriations of international earnings. The effective income tax rate may vary significantly due to fluctuations in the amounts and sources, both foreign and domestic, of pretax income and changes in the amounts of non-deductible expenses.

The One Big Beautiful Bill Act (OBBBA) was enacted in the U.S on July 4, 2025. The OBBBA includes significant provisions, such as the permanent extension of certain expiring provisions of the 2017 Tax Cuts and Jobs Act, modifications to the international tax framework, and the restoration of favorable tax

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

treatment for certain business provisions. The legislation has multiple effective dates, with certain provisions effective in 2025 and others implemented through 2027. The Company has evaluated the provisions of the Act and reflected the impact during the three months ended September 30, 2025. The Act does not materially impact our effective tax rate. The Company will continue to evaluate the impact of these legislative changes as more guidance becomes available.

Note 10. Other Income, Net

Other income, net, for the nine months ended September 30, 2025 and September 30, 2024 has activity of $21 and $12, respectively, which was predominantly comprised of foreign exchange transaction gains and losses, export incentives and the benefit of utilizing non-refundable payroll tax credits purchased at a discount.

Note 11. Revenue from Contracts with Customers

We generate revenue from selling production parts to original equipment manufacturers (OEMs) and service parts to OEMs and aftermarket customers. While we provide production and service parts to certain OEMs under awarded multi-year programs, these multi-year programs do not contain any commitment with volume by the customer. As such, individual customer releases or purchase orders represent the contract with the customer. Our customer contracts do not provide us with an enforceable right to payment for performance completed to date throughout the contract term. As such, we recognize part sales revenue at the point in time when the parts are shipped, and risk of loss has transferred to the customer. We have elected to continue to include shipping and handling fees billed to customers in revenue, while including costs of shipping and handling in costs of sales. Taxes collected from customers are excluded from revenues and credited directly to obligations to the appropriate government agencies. Payment terms with our customers are established based on industry and regional practices and generally do not exceed 180 days.

We continually seek new business opportunities and at times provide incentives to our customers for new program awards. We evaluate the underlying economics of each payment made to our customers to determine the proper accounting by understanding the nature of the payment, the rights and obligations in the contract, and other relevant facts and circumstances. Upfront payments to our customers are capitalized if we determine that the payments are incremental and incurred only if the new business is obtained and we expect to recover these amounts from the customer over the term of the new business program. We recognize a reduction to revenue as products that the upfront payments are related to are transferred to the customer, based on the total amount of products expected to be sold over the term of the program. We evaluate the amounts capitalized each period for recoverability and expense any amounts that are no longer expected to be recovered.

Certain amount of our customer contracts include rebate incentives. We estimate expected rebates and accrue the corresponding refund liability, as a reduction of revenue, at the time covered product is sold to the customer based on anticipated customer purchases during the rebate period and contractual rebate percentages. Refund liabilities are included in other accrued liabilities on our condensed combined balance sheet. We provide standard fitness for use warranties on the products we sell, accruing for estimated costs related to product warranty obligations at time of sale. See Note 8, “Warranty Obligations”, for additional information.

Contract liabilities are primarily comprised of cash deposits made by customers with cash in advance payment terms. Generally, our contract liabilities turn over frequently given our relatively short production cycles. Contract liabilities were $34 and $19 at September 30, 2025 and December 31, 2024, respectively. Contract liabilities are included in other accrued liabilities on our condensed combined balance sheet.

Disaggregation of revenue —

The following table disaggregates revenue by geographical market:

	Nine Months Ended September 30,
	2025	2024
North America	$239	$278
Europe	1,214	1,358
South America	44	41
Asia Pacific	392	426

Total	$1,889	$2,103

OFF-HIGHWAY BUSINESS OF DANA INCORPORATED

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions unless stated otherwise)

Note 12. Subsequent Events

These condensed combined financial statements were derived from the financial statements of Dana Incorporated, which issued its interim consolidated financial statements for the nine months ended September 30, 2025 on October 31, 2025. Accordingly, the Company has evaluated transactions for consideration as recognized subsequent events in these condensed combined financial statements through the date of October 31, 2025. Additionally, the Company has evaluated transactions that occurred through November 10, 2025, the date these condensed combined financial statements were available for issuance, for the purposes of unrecognized subsequent events.